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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2011

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation)		Number)

7500 Rialto Blvd., Building Two, Suite 100

Austin, TX 78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 9, 2011, ArthroCare Corporation (the “Company”) announced that it has entered into a settlement with the United States Securities and Exchange Commission (“SEC”) that fully resolves the SEC investigation against the Company that was first reported on July 24, 2008.  Under the settlement, the Company has consented to the entry of an administrative order (the “Order”), released today by the SEC, that directs the Company to cease and desist from committing or causing violations of the reporting, books and records and internal control provisions of the federal securities laws in Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934 and under Rules 12b-20, 13a-1 and 13a-13 promulgated under the Exchange Act. The Company consented to the entry of the Order without admitting or denying the Order’s assertions of factual findings.  No monetary penalty or fine will be imposed on the Company, and none of the Company’s current officers or employees were charged.  In accepting the settlement, the SEC specifically considered the Company’s remedial actions and the substantial cooperation it provided in connection with the SEC investigation. A copy of the Company’s news release regarding the settlement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit Number	Title
99.1	News release dated February 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: February 10, 2011	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer